Exhibit 99.1

For Immediate Release

Contacts:
Thomas Higgins
Chief Financial Officer
508 497 2809
Michele Boudreau, Director
Corporate Communications
650 279 2088

CALIPER LIFE SCIENCES Q1 2005 REVENUE UP 9%
-Two New Big Pharma Adopt LabChip Technology-

HOPKINTON, Mass., May 5, 2005 — Caliper Life Sciences, Inc. (Nasdaq: CALP) today announced its first quarter financial results for 2005. For the quarter ended March 31, 2005, total revenues were $18.4 million, up 9% from $16.9 million in the same period last year. Net loss for the quarter was $4.9 million, or $0.16 per share, which compares to a net loss of $10.0 million, or $0.35 per share, in the first quarter of 2004, an improvement of 51%. The company’s cash and marketable securities as of March 31, 2005 totaled $47.6 million.

Gross margins from products and services for the first quarter of 2005 were 36%, an improvement of 4 percentage points compared to the first quarter of 2004. R&D expenses were $3.9 million, a reduction of $2.2 million, or 36%, from the same period in 2004. Selling, general and administrative expenses of $7.5 million were also lower as compared to SG&A expenses for the first quarter of 2004 of $8.0 million.

“We are pleased to have met our financial goals at a time when our industry is under some pressure and the state of the economy remains uncertain,” commented Kevin Hrusovsky, President and CEO at Caliper. “Despite reduced overall spending by pharmaceutical companies, we continue to attract new customers for both our microfluidics and liquid handling products. Revenue growth has been maintained and the dramatic steps we took in 2004 to rationalize our cost structure continue to benefit our margins, our cash utilization and our bottom line. We remain on track to achieve our goal of cash flow breakeven from operations during the fourth quarter of 2005.”

Caliper reported several major achievements in its efforts to drive adoption of microfluidics technologies and products by the life sciences industry. “We added two more large pharmaceutical customers to the list of companies that have adopted our LabChip® microfluidic technology for their drug discovery programs,” said Hrusovsky. “In addition, as anticipated, Amphora Discovery committed to a multi-million dollar purchase agreement under which they will purchase a minimum dollar amount in microfluidic products, mainly aftermarket consumables for their LabChip drug discovery instruments, over the next two years. Also, we signed a microfluidic technology licensing agreement with Affymetrix under Caliper’s ‘LabChip Driven™’ program. This license will enable Affymetrix to explore the development of products that use both our LabChip and Affymetrix’ GeneChip® technologies on one platform. We see all of these achievements as very positive signs that our business strategy is on track.”

The company projects total revenue for the second quarter of 2005 at $17 to $20 million. “Assuming current economic conditions persist throughout the year, we anticipate growing our revenue between 5 to 12% for the full year, which translates into $84 to $90 million in total revenue for 2005,” said Hrusovsky. “We will continue to aggressively pursue assay development services and aftermarket consumables revenues, which have higher margins and are less subject to capital spending fluctuations. We anticipate gross margins of approximately 36% for the quarter and are reiterating our products and services gross margin projections for the full year of 37 to 40%.”

Caliper will webcast its first quarter results conference call starting at 9:00 am ET today. To listen to the webcast, visit http://www.fulldisclosure.com or the investor relations section of Caliper’s website at www.caliperLS.com. The webcast will be available for replay from May 5th until Caliper’s earnings call for the second quarter of 2005.

A telephone replay is also available until May 12 by dialing 888-286-8010 and entering the passcode 93531628. International dialers can access the replay by dialing 617-801-6888 and using the same passcode.

ABOUT CALIPER LIFE SCIENCES

Caliper Life Sciences uses its advanced liquid handling and LabChip technologies to create leading edge tools that accelerate drug discovery, enable diagnosis of disease and facilitate scientific research. Caliper headquarters are located in Hopkinton, MA, with R&D, operations and manufacturing facilities for LabChip devices in Mountain View, CA, and direct sales, service and applications support throughout the world. Caliper customers and partners include many of the largest pharmaceutical, biotechnology, and life sciences companies. For more information, please visit Caliper’s web site at www.caliperLS.com.

The statements in this press release regarding Caliper’s goal for achieving cash flow breakeven from operations during the fourth quarter of 2005, Caliper’s revenue projections for both the second quarter of 2005 and for the full year, Caliper’s projections for its gross margins from products and services, Amphora’s future purchases of Caliper’s products, Caliper’s expectations regarding the development of products based on Caliper’s microfluidics technology, and Caliper’s goal to obtain more revenue from assay development services and aftermarket consumable products are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including the risks that unexpected difficulties may be encountered in gaining wider adoption of Caliper’s new products and Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the benefits of its drug discovery systems and other products. Further information on risks faced by Caliper are detailed under the caption “Factors Affecting Operating Results” in Caliper’s Annual Report on Form 10K filed with the Securities and Exchange Commission on March 16, 2005. This filing is available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

LabChip is a registered trademark of Caliper Life Sciences, Inc. GeneChip is a registered trademark of Affymetrix, Inc.

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS	Three Months Ended
(in thousands except per share data)	March 31,
	2005	2004
Revenues:
Product revenue	$13,138	$12,009
Service revenue	3,256	3,061
License fees and contract revenue	2,008	1,863

Total revenues	18,402	16,933
Cost and Expenses:
Cost of product revenue	8,792	8,621
Cost of service revenue	1,654	1,641
Research and development	3,939	6,153
Selling, general and administrative	7,486	8,012
Employee stock compensation, net	409	1,695
Amortization of intangible assets	898	1,048
Restructuring charges	—	(134)

Total costs and expenses	23,178	27,036

Loss from operations	(4,776)	(10,103)
Interest income, net	142	199
Other expense, net	(212)	(86)
Provision for income taxes	(84)	(46)

Net loss	$(4,930)	$(10,036)

Net loss per share — basic and diluted	$(0.16)	$(0.35)

Shares used in computing net loss per share — basic and diluted	30,453	28,589

CALIPER LIFE SCIENCES, INC.
SELECTED FINANCIAL INFORMATION

CONSOLIDATED BALANCE SHEETS	March 31,	December 31
(in thousands)	2005	2004

	(Unaudited)	(Note 1)
Assets
Current assets:
Cash and cash equivalents	$9,903	$10,403
Marketable securities	37,736	39,834
Accounts receivable, net	12,446	17,040
Inventories	10,707	9,828
Other current assets	3,066	2,138

Total current assets	73,858	79,243
Property and equipment, net	6,164	6,186
Intangible assets, net	11,828	12,745
Goodwill	47,215	47,215
Other assets	2,552	2,558

Total assets	$141,617	$147,947

Liabilities and stockholders’ equity
Current liabilities	$25,556	$27,009
Long-term obligations	8,555	9,359
Stockholders’ equity	107,506	111,579

Total liabilities and stockholders’ equity	$141,617	$147,947

Note (1) Derived from audited financial statements for the year ended December 31, 2004.

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